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                         BINGHAM, DANA & GOULD LLP

                                                            Exhibit 5

                                     May 21, 1997

Paging Network, Inc.
4965 Preston Park Boulevard
Suite 600
Plano, Texas  75093

Dear Sir or Madam:

    We have acted as counsel for Paging Network, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on May 22, 1997 (the "Registration Statement").

    The Registration Statement effects the registration of 7,500,000 shares of the common stock, $.01 par value per share, of the Company (the "Shares"), which are to be issued by the Company to employees of the Company and its participating subsidiary corporations upon exercise of employee stock options granted pursuant to the Paging Network, Inc. 1991 Stock Option Plan (the "Plan").

    We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

    We further assume that all Shares issued pursuant to the Plan will be issued in accordance with the terms of such Plan.

    Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

    Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered as upon the exercise of options duly granted


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                         BINGHAM, DANA & GOULD LLP


Paging Network, Inc.
May 21, 1997
Page 2

pursuant to the Plan and against the payment of the purchase price therefor as provided in Plan, will be validly issued, fully paid, and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ BINGHAM, DANA & GOULD LLP

                                  BINGHAM, DANA & GOULD LLP